Exhibit 99.1

Flywire Reports First Quarter 2022 Financial Results

First Quarter Revenue Increased 43% Year-over-Year

First Quarter Revenue Less Ancillary Services Increased 47% Year-over-Year

First Quarter Total Payment Volume Increased 46% Year-over-Year

Boston, MA – May 10, 2022: Flywire Corporation (Nasdaq: FLYW) (the “Company”) a global payments enablement and software company, today reported financial results for its first quarter ended March 31, 2022.

“Flywire posted a strong start to 2022, with first quarter revenue increasing 43% and revenue less ancillary services increasing 47% compared to the first quarter of 2021, driven primarily by growth in education and travel,” said Mike Massaro, CEO of Flywire. “We added over 130 clients in Q1, the most clients added in a quarter since our IPO, reflecting the continued execution of our growth strategies and investments. Our primary verticals have been resilient despite global and macro uncertainties, with strong secular tailwinds that we believe will continue to drive our growth in 2022 and beyond.”

First Quarter 2022 Financial Highlights:

GAAP Results

•	Revenue increased 43% to $64.6 million in the first quarter of 2022, compared to $45.0 million in the first quarter of 2021.

•	Gross margin was 60.1% in the first quarter of 2022, compared to 61.3% in the first quarter of 2021.

•	Net loss was $(10.1) million in the first quarter of 2022, compared to net loss of $(8.7) million in the first quarter of 2021.

Key Operating Metrics and Non-GAAP Results

•	Total Payment Volume increased 46% to $4.2 billion in the first quarter of 2022, compared to $2.9 billion in the first quarter of 2021.

•	Revenue Less Ancillary Services increased 47% to $59.3 million in the first quarter of 2022, compared to $40.2 million in the first quarter of 2021.

•	Adjusted Gross Margin decreased 3.2% in absolute terms to 65.5% in the first quarter of 2022, compared to 68.7% in the first quarter of 2021.

•	Adjusted EBITDA was $1.8 million in the first quarter of 2022, compared to $7.0 million in the first quarter of 2021.

Business Highlights:

•

Announced a partnership with Ascensus, whose technology and expertise help millions of people save for education, retirement, and healthcare, to digitize tuition payments from 529 college savings plans in the U.S.

•

Became the exclusive international payments partner for Adapt IT, a leading software company in South Africa, to streamline and digitize cross-border education payments for students studying in South Africa.

•

Expanded its’ strategic partnership with Tribal Group, the leading Student Information System in EMEA and APAC, to provide seamless payment experience for students and operational efficiencies for higher education institutions.

•	Recognized as a 2022 Best Place to Work as a result of the Company’s commitment to global collaboration and equity, inclusion and diversity.

Second Quarter and Fiscal-Year 2022 Outlook:

Based on information available as of May 10, 2022, Flywire anticipates the following for the second quarter and fiscal-year 2022:

Second Quarter 2022
Revenue	$50 to $53 million
Revenue Less Ancillary Services	$45 to $48 million

Fiscal Year 2022
Revenue	$269 to $279 million
Revenue Less Ancillary Services	$249 to $257 million
Adjusted EBITDA*	$10 to $14 million

*

Flywire has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock.

Conference Call

The Company will host a conference call to discuss first quarter 2022 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Mike Ellis, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Key Operating Metrics and Non-GAAP Financial Measures table

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

We use supplemental measures of our performance which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents our consolidated revenue in accordance with GAAP after excluding (i) pass-through cost for printing and mailing services and (ii) marketing fees. We exclude these amounts to arrive at this supplemental non-GAAP financial measure as we view these services as ancillary to the primary services we provide to our clients.

•

Adjusted Gross Margin. Adjusted Gross Margin represents adjusted gross profit divided by Revenue Less Ancillary Services. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services and (ii) offset marketing fees against costs incurred. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of our payment-related services, which are the primary services we provide to our clients.

•

Adjusted EBITDA. Adjusted EBITDA represents EBITDA further adjusted by excluding (i) stock-based compensation expense, (ii) the impact from the change in fair value measurement for contingent consideration associated with acquisitions, (iii) the impact from the change in fair value measurement of our preferred stock warrants, (iv) other income (expense), net, (v) indirect taxes related to intercompany activity, (vi) acquisition related transaction costs, and (vii) employee retention costs, such as incentive compensation, associated with acquisition activities. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of our business.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for revenue, gross margin or net loss prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of Revenue Less Ancillary Services, Adjusted Gross Margin and Adjusted EBITDA to the most directly comparable GAAP financial measure are presented below. We encourage you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this earnings release because we are unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include but are not limited to income taxes which are directly impacted by unpredictable fluctuations in the market price of our stock.

About Flywire

Flywire is a global payments enablement and software company. Flywire combines its proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for its clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports over 2,700 clients with diverse payment methods in more than 140 currencies across 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA with additional offices around the globe. For more information, visit www.flywire.com. Follow Flywire on Twitter, LinkedIn and Facebook.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding Revenue, Revenue Less Ancillary Services, and Adjusted EBITDA. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: political, economic, legal, social and health risks, including the COVID-19 pandemic and subsequent public health measures that may affect Flywire’s business or the global economy; beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new B2B sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding litigation and legal and regulatory matters; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; economic and industry trends, projected growth, or trend analysis; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, expected to be filed with the SEC in the second quarter of 2022. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Media:

Sarah King

Sarah.King@Flywire.com

Prosek Partners

pro-flywire@prosek.com

Investor Relations:

ICR

flywireir@icrinc.com

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$64,553	$44,991
Costs and operating expenses:
Payment processing and services costs	24,253	16,091
Technology and development	10,976	7,522
Selling and marketing	17,608	11,931
General and administrative	18,820	15,914

Total costs and operating expenses	$71,657	$51,458

Loss from operations	$(7,104)	$(6,467)
Other expense:
Interest expense	(218)	(621)
Change in fair value of preferred stock warrant liability	—	(954)
Other expense, net	(2,327)	(411)

Total other expenses, net	(2,545)	(1,986)

Loss before provision for income taxes	$(9,649)	$(8,453)
Provision for income taxes	500	199

Net loss	$(10,149)	$(8,652)
Foreign currency translation adjustment	(90)	339

Comprehensive loss	$(10,239)	$(8,313)

Net loss attributable to common stockholders - basic and diluted	$(10,239)	$(8,657)

Net loss per share attributable to common stockholders - basic and diluted	$(0.10)	$(0.41)

Weighted average common shares outstanding - basic and diluted	106,739,771	21,100,077

Unaudited Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	March 31,	December 31,
	2022	2021
		(Audited)
Assets
Current assets:
Cash and cash equivalents	$365,745	$385,360
Restricted cash	4,000	4,000
Accounts receivable, net of allowance for doubtful accounts of $101 and $106, respectively	13,787	12,968
Unbilled receivables	2,211	3,340
Funds receivable from payment partners	19,153	28,286
Prepaid expenses and other current assets	8,725	9,834

Total current assets	413,621	443,788
Property and equipment, net	10,080	9,442
Intangible assets, net	90,542	93,598
Goodwill	84,666	85,841
Other assets	10,638	7,176

Total assets	$609,547	$639,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,764	$10,242
Funds payable to clients	54,928	71,302
Accrued expenses and other current liabilities	21,588	22,726
Deferred revenue	5,312	5,488
Contingent consideration	656	7,719

Total current liabilities	91,248	117,477
Deferred tax liabilities	8,147	8,401
Contingent consideration, net of current portion	2,644	3,590
Long-term debt	25,939	25,939
Other liabilities	3,452	2,237

Total liabilities	$131,430	$157,644

Commitments and contingencies (Note 14)

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 and 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; and none issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively, 103,409,781 shares issued and 101,092,059 shares outstanding as of March 31, 2022; 102,771,899 shares issued and 100,454,177 shares outstanding as of December 31, 2021	10	10
Non-voting common stock, $0.0001 par value; 10,000,000 and 10,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 5,988,378 and 5,988,378 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Treasury Stock, 2,317,722 shares as of March 31, 2022 and December 31, 2021, held at cost	(748)	(748)
Additional paid-in capital	615,349	609,194
Accumulated other comprehensive loss	(489)	(399)
Accumulated deficit	(136,006)	(125,857)

Total stockholders’ equity	478,117	482,201

Total liabilities and stockholders’ equity	$609,547	$639,845

Unaudited Condensed Consolidated Statement of Cash Flows

(Amounts in millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(10,149)	$(8,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,817	2,131
Stock-based compensation expense	5,495	10,364
Amortization of deferred contract costs	72	50
Change in fair value of preferred stock warrant liability	—	954
Change in fair value of contingent consideration	(70)	(23)
Deferred tax provision	(53)	4
Bad debt expense	20	106
Non-cash interest expense	81	50
Other	—	149
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(839)	(3)
Unbilled receivables	1,129	1,080
Funds receivable from payment partners	9,133	13,342
Prepaid expenses and other assets	262	(1,680)
Funds payable to clients	(16,374)	(28,123)
Accounts payable, accrued expenses and other current liabilities	(3,615)	(922)
Contingent consideration	(4,524)	(3,212)
Other liabilities	(385)	(150)
Deferred revenue	(5)	(257)

Net cash used in operating activities	(17,005)	(14,792)

Cash flows from investing activities:
Purchases of property and equipment	(1,307)	(1,473)

Net cash used in investing activities	(1,307)	(1,473)

Cash flows from financing activities:
Payment of costs related to initial public offering	—	(163)

Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	59,735

Contingent consideration paid for acquisitions	(3,320)	(3,800)
Payments of tax withholdings for net settled option exercises	(756)	—
Proceeds from exercise of stock options	1,071	2,406

Net cash (used in) provided by financing activities	(3,005)	58,178

Effect of exchange rates changes on cash and cash equivalents	1,702	348

Net increase in cash, cash equivalents and restricted cash	(19,615)	42,261
Cash, cash equivalents and restricted cash, beginning of period	$389,360	$109,052

Cash, cash equivalents and restricted cash, end of period	$369,745	$151,313

Reconciliation of Non-GAAP Financial Measures

(Amounts in millions)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$64.6	$45.0
Adjusted to exclude gross up for:
Pass through cost for printing, mailing and devices	(4.9)	(4.5)
Marketing fees	(0.4)	(0.3)

Revenue Less Ancillary Services	$59.3	$40.2

Payment processing services Costs	$24.3	$16.1
Hosting and amortization costs within technology and development expenses	1.5	1.3
Adjusted to:
Exclude printing and mailing costs	(4.9)	(4.5)
Offset marketing fees against related costs	(0.4)	(0.3)

Costs of revenue less ancillary services	$20.5	$12.6

Gross Profit	$38.8	$27.6
Gross Margin	60.1%	61.3%

Adjusted Gross Profit	$38.8	$27.6
Adjusted Gross Margin	65.5%	68.7%

	Three Months Ended
	March 31,
	2022	2021
Net loss	$(10.1)	$(8.7)
Interest expense	0.2	0.6
Provision for income taxes	0.5	0.2
Depreciation and amortization	2.8	2.1

EBITDA	(6.6)	(5.8)
Stock-based compensation expense	5.5	10.4
Change in fair value of contingent consideration	(0.1)	—
Change in fair value of preferred stock warrant liability	—	1.0
Other expense, net	2.3	0.4
Indirect taxes related to intercompany activity	0.1	—
Acquisition related employee retention costs	0.6	1.0

Adjusted EBITDA	$1.8	$7.0

	Three Months Ended			Three Months Ended
	March 31, 2022			March 31, 2021
		Platform			Platform
		and			and
		Usage-			Usage-
		Based			Based
	Transaction	Fees	Revenue	Transaction	Fees	Revenue
Revenue	$48.7	$15.9	$64.6	$32.4	$12.6	$45.0
Adjusted to exclude gross up for:
Pass through cost for printing and mailing	—	(4.9)	(4.9)	—	(4.5)	(4.5)
Marketing fees	(0.4)	—	(0.4)	(0.3)	—	(0.3)

Revenue Less Ancillary Services	$48.3	$11.0	$59.3	$32.1	$8.1	$40.2

Percentage of Revenue	75.4%	24.6%	100%	72.0%	28.0%	100%
Percentage of Revenue less Ancillary Services	81.5%	18.5%	100%	79.9%	20.1%	100%

Reconciliation of Preliminary Non-GAAP

Financial Measures (Guidance)

(Amounts in millions)

	Guidance
	Three Months Ended June 30, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Revenue	$50.0	$53.0	$269.0	$279.0
Adjusted to exclude gross up for:
Pass through cost for printing, mailing & devices	(4.6)	(4.6)	(18.4)	(20.4)
Marketing fees	(0.4)	(0.4)	(1.6)	(1.6)

Revenue Less Ancillary Services	$45.0	$48.0	$249.0	$257.0